EXHIBIT 23


                       Consent Of Independent Accountants




We consent to the incorporation by reference in the registration statements of Stone & Webster, Incorporated on Form S-8 (File Nos. 333-19829, 333-19849, 33-60489 and 33-60483) of our report dated February 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                        /s/ COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
March 30, 1998